Exhibit 1.1

SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

J-Long Group Limited
(as adopted by a Special Resolution passed on 7 August 2025)

TABLE OF CONTENTS

Shares, Warrants and Modification of Rights	7
Register of Shareholders and Share Certificates	11
Lien	12
Calls on Shares	13
Transfer of Shares	15
Transmission of Shares	17
Forfeiture of Shares	17
General Meetings	19
Proceedings at General Meetings	20
Votes of Shareholders	22
Appointment of Proxy and Corporate Representative	23
Registered Office	26
Board of Directors	26
Appointment of Directors	30
Borrowing Powers	30
General Powers of the Directors	31
Chairman and other Officers	32
Proceedings of the Directors	32
Minutes and Corporate Records	35
Secretary	35
General Management and Use of the Seal	35
Authentication of Documents	38
Capitalisation of Reserves	38
Dividends and Reserves	39
Record Date	46
Annual Returns	46
Accounts	46
Auditors	48
Notices	49
Information	51
Winding Up	51
Indemnity	52
Untraceable Shareholders	53
Destruction of Documents	54

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THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

J-Long Group Limited

(Company)

(adopted by a Special Resolution passed on 7 August 2025)

1.	The name of the Company is J-Long Group Limited.

2.	The registered office will be situated at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman KY1-1106, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and except as prohibited or limited by the laws of the Cayman Islands, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in any part of the world whether as principal, agent, contractor or otherwise.

4.	Without prejudice to the generality of the foregoing, the objects of the Company shall include, but without limitation, the following:

4.1	To carry on the business of an investment company and for that purpose to acquire and hold, either in the name of the Company or in that of any nominee, land and real estate, gold and silver bullion, shares (including shares in the Company), stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign, ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

4.2	To lend money with or without security either at interest or without and to invest money of the Company in such manner as the Directors think fit.

4.3	To acquire by purchase, lease, exchange, or otherwise lands, houses, buildings and other property or any interest in the same in any part of the world.

4.4	To carry on the business of a commodity, commodity futures and forward contracts trader and for that purpose to enter into spot, future or forward contracts for the purchase and sale of any commodity including, but without prejudice to the generality of the foregoing, any raw materials, processed materials, agricultural products, produce or livestock, gold and silver bullion, specie and precious or semi-precious stones, goods, articles, services, currencies, rights and interests which may now or in the future be bought and sold in commerce and whether such trading is effected on an organised commodity exchange or otherwise and either to take delivery of, or to sell or exchange any such commodities pursuant to any contract capable of being entered into on any such commodities exchange.

4.5	To carry on whether as principals, agents or otherwise the business of providing and supplying goods, equipment, materials and services of whatsoever nature, and of financiers, company promoters, realtors, financial agents, land owners and dealers in or managers of companies, estates, lands, buildings, goods, materials, services, stocks, leases, annuities and securities of whatsoever type or kind.

4.6	To purchase or otherwise acquire and hold any rights, privileges, concessions, patents, patent rights, licences, secret processes and any real or personal property of any kind whatsoever.

4.7	To build, equip, furnish, outfit, repair, purchase, own, charter and lease steam, motor, sail or other vessels, ships, boats, tugs, barges, lighters or other property to be used in the business of shipping, transportation, chartering and other communication and transport operations for the use of the Company or for others, and to sell, charter, lease, mortgage, pledge or transfer the same or any interest therein to others.

4.8	To carry on the business of importers, exporters and merchants of goods, produce, stores and articles of all kinds both wholesale and retail, packers, customs brokers, ship agents, warehousemen, bonded or otherwise and carriers and to transact every kind of agency, factor and brokerage business or transaction which may seem to the Company directly or indirectly conducive to its interests.

4.9	To carry on the business of consultants in connection with all manner of services and advisers on all matters relating to companies, firms, partnerships, charities, political and non-political persons and organisations, governments, principalities, sovereign and republican states and countries and to carry on all or any of the businesses of financial, industrial, development, architectural, engineering, manufacturing, contracting, management, advertising, professional business and personal consultants and to advise upon the means and methods for extending, developing, marketing and improving all types of projects, developments, businesses or industries and all systems or processes relating to such businesses and the financing, planning, distribution, marketing and sale thereof.

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4.10	To act as a management company in all branches of that activity and without limiting the generality of the foregoing, to act as managers of investments and hotels, estates, real property, buildings and businesses of every kind and generally to carry on business as managers, consultants or agents for or representatives of owners of property of every kind, manufacturers, funds, syndicates, persons, firms and companies for any purpose whatsoever.

4.11	To carry on any other trade or business which may seem to the Company capable of being carried on conveniently in connection with any business of the Company.

4.12	To borrow or raise money by the issue of ordinary debenture stock or on mortgage or in such other manner as the Company shall think fit.

4.13	To draw, make, accept, endorse, discount, execute and issue all instruments both negotiable and non-negotiable and transferable including promissory notes, bills of exchange, bills of lading, warrants, debentures and bonds.

4.14	To establish branches or agencies in the Cayman Islands and elsewhere and to regulate and to discontinue the same.

4.15	To distribute any of the property of the Company among the members of the Company in specie.

4.16	To acquire and take over the whole or any part of the business, property and liabilities of any person or persons, firm or company or to take or otherwise acquire and hold shares, stock, debentures or other securities of or interest in any other company carrying on any business or possessed of any property or rights.

4.17	To grant pensions, allowances, gratuities and bonuses to employees or ex-employees of the Company or the dependents of such persons and to support, establish or subscribe to any charitable or other institutions, clubs, societies or funds or to any national or patriotic fund.

4.18	To lend and advance moneys or give credit to such persons and on such terms as may be thought fit and to guarantee or stand surety for the obligations of any third party whether such third party is related to the Company or otherwise and whether or not such guarantee or surety is to provide any benefits to the Company and for that purpose to mortgage or charge the Company’s undertaking, property and uncalled capital or any part thereof, on such terms and conditions as may be thought expedient in support of any such obligations binding on the Company whether contingent or otherwise.

4.19	To enter into partnership or into any arrangements for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, amalgamation or otherwise with any person or persons or company engaged or interested or about to become engaged or interested in the carrying on or conduct of any business or enterprise from which this Company would or might derive any benefit whether direct or indirect and to lend money, guarantee the contracts of or otherwise assist any such person or company and to take subscribe for or otherwise acquire shares and securities of any such company and to sell, hold, re issue with or without guarantee or otherwise deal with the same.

4.20	To enter into any arrangements with any authorities, municipal or local or otherwise and to obtain from any such authority any rights, privileges or concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges or concessions.

4.21	To do all such things as are incidental to or which the Company may think conducive to the attainment of the above objects or any of them.

5.	If the Company is registered as an exempted company as defined in the Cayman Islands Companies Act (as revised), it shall have the power, subject to the provisions of the Cayman Islands Companies Act (as revised) and with the approval of a special resolution, to continue as a body incorporated under the laws of any jurisdiction outside of the Cayman Islands and to be de-registered in the Cayman Islands.

6.	The liability of the members of the Company is limited.

7.	The authorised share capital of the Company is US$51,000 consisting of (i) 133,000,000 class A ordinary shares of a par value US$0.000375 each; and (ii) 3,000,000 class B ordinary shares of a par value US$0.000375 each with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

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THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

J-Long Group Limited

(Company)

(adopted by a Special Resolution passed on 7 August 2025)

1	(a)	Table “A” of the Companies Act (as revised) shall not apply to the Company.

	(b)	Any marginal notes, titles or lead in references to Articles and the index of the Memorandum and Articles of Association shall not form part of the Memorandum or Articles of Association and shall not affect their interpretation. In interpreting these Articles of Association, unless there be something in the subject or context inconsistent therewith:	Marginal Notes

		address: shall have the ordinary meaning given to it and shall include any facsimile number, electronic number or address or website used for the purposes of any communication pursuant to these Articles;	Definitions

appointor: means in relation to an alternate Director, the Director who appointed the alternate to act as his alternate;

Articles: means these Articles of Association in their present form and all supplementary, amended or substituted articles for the time being in force;

Auditors: means the independent auditor of the Company which shall be an internationally recognized firm of independent accountants;

Audit Committee: the audit committee of the Company formed by the Board pursuant to Article 136 hereof, or any successor audit committee;

Board: means the board of Directors of the Company as constituted from time to time or as the context may require the majority of Directors present and voting at a meeting of the Directors at which a quorum is present;

Call: shall include any instalment of a call;

Class A Ordinary Shares: means the class A ordinary shares in the share capital of the Company of par value US$0.000375 each.

Class A Ordinary Shareholder: means the person who is duly registered in the Register as holder for the time being of any Class A Ordinary Shares and includes persons who are jointly so registered.

Class B Ordinary Shares: means the class B ordinary shares in the share capital of the Company of par value US$0.000375 each.

clear days: means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Clearing House: means a clearing house recognised by the laws of the jurisdiction in which the Shares are listed or quoted with the permission of the Company on a stock exchange in such jurisdiction;

Companies Act: means the Companies Act (as revised) of the Cayman Islands as amended from time to time and every other act, order regulation or other instrument having statutory effect (as amended from time to time) for the time being in force in the Cayman Islands applying to or affecting the Company, the Memorandum of Association and/or the Articles;

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Company: means the above named company;

Competent Regulatory Authority: means a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory;

Debenture and Debenture Holder: means and includes respectively debenture stock and debenture stockholder;

Designated Stock Exchange: means the Nasdaq Stock Market in the United States of America and/or any other stock exchange or interdealer quotation system on which the Shares are listed or quoted;

Designated Stock Exchange Rules: means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

Director: means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Dividend: means dividends, distributions in specie or in kind, capital distributions and capitalisation issues;

dollars and $: means the lawful currency for the time being of the United States of America;

Exchange Act: means the Securities Exchange Act of 1934, as amended;

Head Office: means such office of the Company as the Board may from time to time determine to be the principal office of the Company;

Month: means a calendar month;

Ordinary Resolution: means a resolution as described in Article 1(e) of these Articles;

Paid: means, as it relates to a Share, paid or credited as paid;

Register: means the principal register and any branch register of Shareholders of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time;

Registered Office: means the registered office of the Company for the time being as required by the Companies Act;

SEC: means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

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Seal: means the common seal of the Company and any one or more facsimile seals from time to time of the Company for use in the Cayman Islands or in any place outside the Cayman Islands;

Secretary: means the person for the time being performing the duties of that office of the Company and includes any assistant, deputy, acting or temporary secretary;

Securities Act: means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time;

Securities Seal: shall mean a seal for use for sealing certificates for shares or other securities issued by the Company which is a facsimile of the Seal of the Company with the addition on its face of the words Securities Seal;

Share: means Class A Ordinary Shares and/or Class B Ordinary Shares;

Shareholder: means the person who is duly registered in the Register as holder for the time being of any Share and includes persons who are jointly so registered;

Special Resolution: means a resolution as described in Article 1(d) of these Articles;

Statutes: means the Companies Act and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, the memorandum of association of the Company as from time to time amended, and/or these Articles;

Transfer Office: means the place where the principal register of Shareholders is located for the time being.

(c)	In these Articles, unless there be something in the subject or context inconsistent herewith:	General

(i)	words denoting the singular number shall include the plural number and vice versa;

(ii)	words importing any gender shall include every gender and words importing persons shall include partnerships, firms, companies and corporations;

(iii)	subject to the foregoing provisions of this Article, any words or expressions defined in the Companies Act (except any statutory modification thereof not in force when these Articles become binding on the Company) shall bear the same meaning in these Articles, save that “company” shall where the context permits include any company incorporated in the Cayman Islands or elsewhere;

(iv)	references to any law, ordinance, statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force; and

(v)	save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Articles if not inconsistent with the subject in the context.

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(d)

A resolution shall be a Special Resolution when it has been passed by a majority of not less than two-thirds of the votes cast, calculated in accordance with these Articles, by such Shareholders as, being entitled to do, vote in person or by proxy or, in the cases of Shareholders which are corporations, by their respective duly authorised representatives at a general meeting held in accordance with these Articles and of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

Special Resolution

	(e)	A resolution shall be an Ordinary Resolution when it has been passed by a simple majority of the votes cast, calculated in accordance with these Articles, by such Shareholders as, being entitled so to do, vote in person or, by proxy or, in the cases of Shareholders which are corporations, by their respective duly authorised representatives at a general meeting held in accordance with these Articles and of which not less than ten (10) clear days’ notice has been duly given.	Ordinary Resolution

	(f)	A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purpose of these Articles, be treated as an Ordinary Resolution duly passed at a general meeting of the Company duly convened and held and, where relevant as a Special Resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Shareholder to sign, and where the resolution states a date as being the date of his signature thereof by any Shareholder the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, and signed by one or more relevant Shareholders.	Resolutions in writing

	(g)	A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.	Special Resolution effective as Ordinary Resolution
2	To the extent that the same is permissible under Cayman Islands law and subject to Article 13, a Special Resolution shall be required to alter the Memorandum of Association of the Company, to approve any amendment of the Articles or to change the name of the Company.		When Special Resolution is required

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Shares, Warrants and Modification of Rights

3	Subject to the Statutes and without prejudice to any special rights or restrictions for the time being attaching to any Shares or any class of Shares including preference Shares, any Share may be issued upon such terms and conditions and with such preferred, deferred or other qualified or special rights, or such restrictions, whether in regard to Dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination or so far as the same may not make specific provision, as the Board may determine) and any Share may be issued on the terms that it is liable to be redeemed upon the happening of a specified event or upon a given date and either at the option of the Company, or at the option of the holder. Subject to the Companies Act, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder thereof, are to be redeemed or are liable to be redeemed on such terms and in such manner as the Board may in their absolute discretion determine. No Shares shall be issued to bearer.		Issue of Shares

4	The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities of the Company, which options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof may be issued on such terms as the Board may from time to time determine.		Options, warrants or convertible securities

5	(a)	Subject to the Companies Act and without prejudice to Article 11, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the special rights attached to any class (unless otherwise provided for by the terms of issue of the Shares of that class) may, subject to the provisions of the Companies Act, be varied, modified or abrogated with the sanction of a Special Resolution passed at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or representing by proxy not less than one-third (1/3) in nominal value of the issued Shares of that class, that the quorum for any meeting adjourned for want of quorum shall be two (2) Shareholders present in person (or in the case of the Shareholder being a corporation, by its duly authorised representative) or by proxy (whatever the number of Shares held by them) , that every holder of Class A Ordinary Shares shall be entitled on a poll to one (1) vote for every such share held by him and every holder of Class B Ordinary Shares shall be entitled on a poll to twenty (20) votes for every such share held by him, and that any holder of Shares of the class present in person (or in the case of the Shareholder being a corporation, by its duly authorised representative) or by proxy may demand a poll.	How rights of shares may be modified

	(b)	The provisions of this Article shall apply to the variation or abrogation of the rights attached to the Shares of any class as if each group of Shares of the class differently treated formed a separate class the rights whereof are to be varied or abrogated.

	(c)	The special rights conferred upon the holders of any Shares or class of Shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such Shares be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

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6	The authorised share capital of the Company on the date of the adoption of these Articles is US$51,000 consisting of (i) 133,000,000 class A ordinary shares of a par value US$0.000375 each; and (ii) 3,000,000 class B ordinary shares of a par value US$0.000375.	Authorised Share Capital

7	The Company in general meeting may from time to time, whether or not all the Shares for the time being authorised shall have been issued and whether or not all the Shares for the time being issued shall have been fully paid up, by Ordinary Resolution increase its share capital by the creation of new Shares, such new capital to be of such amount and to be divided into Shares of such class or classes and of such amounts in any currency as the Shareholders may think fit and as the resolution may prescribe.	Power to increase capital

8	Any new Shares shall be issued upon such terms and conditions and with such rights, privileges or restrictions attached thereto as the general meeting resolving upon the creation thereof shall direct, and if no direction be given, subject to the provisions of the Companies Act and of these Articles, as the Board shall determine; and in particular such Shares may be issued with a preferential or qualified right to participate in Dividends and in the distribution of assets of the Company and with a special right or without any right of voting.	On what conditions new shares may be issued

9	The Board may, before the issue of any new Shares, determine that the same, or any of them, shall be offered in the first instance, and either at par or at a premium, to all the existing holders of any class of Shares in proportion as nearly as may be to the number of Shares of such class held by them respectively, or make any other provisions as to the allotment and issue such Shares, but in default of any such determination or so far as the same shall not extend, such Shares may be dealt with as if they formed part of the capital of the Company existing prior to the issue of the same.	When to be offered to existing shareholders

10	Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new Shares shall be treated as if it formed part of the original capital of the Company and such Shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.	New shares to form part of original capital

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11	(a)

Subject to the Statutes and where applicable, the Designated Stock Exchange Rules and without prejudice to any special rights of restrictions for the time being attached to any shares or any class of shares, all unissued Shares and other securities of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board and it may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times, for such consideration and generally on such terms (subject to Article 9) as it in its absolute discretion thinks fit, but so that no Shares shall be issued at a discount. The Board shall, as regards any offer or allotment of Shares, comply with the provisions of the Companies Act, if and so far as such provisions may be applicable thereto. In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Companies Act. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

Unissued Shares at the disposal of the Directors

	(b)	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of Shares or other securities of the Company, to make, or make available, and may resolve not to make, or make available, any such allotment, offer, option or Shares or other securities to Shareholders or others with registered addresses, or in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable, or the existence or extent of the requirement for such registration statement or special formalities might be expensive (whether in absolute terms or in relation to the rights of the Shareholder(s) who may be affected) or time consuming to determine. The Board shall be entitled to make such arrangements to deal with fractional entitlements arising on an offer of any unissued Shares or other securities as it thinks fit, including the aggregation and the sale thereof for the benefit of the Company. Shareholders who may be affected as a result of any of the matters referred to in this paragraph (b) shall not be, and shall be deemed not to be, a separate class of Shareholders for any purposes whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares of or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Statutes.

12	The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Act. Subject to the Companies Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.		Company may pay commission

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13	The Company may from time to time by Ordinary Resolution:		Increase in capital,
consolidation
	(a)	increase its share capital as provided by Article 7;	and division of capital and subdivision,
	(b)	consolidate or divide all or any of its share capital into Shares of larger amount than its existing Shares; and on any consolidation of fully paid Shares into Shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of Shares to be consolidated determine which particular Shares are to be consolidated into a consolidated Share, and if it shall happen that any person shall become entitled to fractions of a consolidated Share or Shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the Shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated Share or Shares rateably in accordance with their rights and interest or may be paid to the Company for the Company’s benefit;	cancellation of shares and redenomination etc.

	(c)	without prejudice to the powers of the Board under Article 11, divide its unissued Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Board may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the Board may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid;

	(d)	sub-divide its Shares or any of them into Shares of smaller amount than is fixed by the Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the share from which the reduced Share is derived;

	(e)	cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled;

	(f)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination.

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14	The Company may by Special Resolution reduce its share capital or any capital redemption reserve in any manner authorised, and subject to any conditions prescribed, by law.		Reduction of capital

15	(a)	Subject to the Statutes, and, where applicable, the Designated Stock Exchange Rules and/or any Competent Regulatory Authority, or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of the Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit.	Company to purchase its own shares

	(b)	Subject to the Statutes, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of the Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

16	Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any Share upon any trust and, except as aforesaid, the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or any other right or claim to or in respect of any Shares except an absolute right to the entirety thereof of the registered holder.

Register of Shareholders and Share Certificates

17	(a)	The Board shall keep or cause to be kept the Register and there shall be entered therein the particulars required under the Companies Act.	Share Register

	(b)	Subject to the provisions of the Companies Act, if the Board considers it necessary or appropriate, the Company may establish and maintain a principal or branch register of Shareholders at such location as the Board thinks fit and in the absence of any such determination, the Register shall be kept at the Registered Office.	Local or branch register

18	(a)	Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.	Share certificates

	(b)	Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one (1) certificate for all such shares of any one (1) class or several certificates each for one (1) or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

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	(c)	Share certificates shall be issued within the relevant time limit as prescribed by the Companies Act or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

	(d)	Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (e) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

	(e)	The fee referred to in paragraph (d) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

	(f)	Every Share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

19	(a)	In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one (1) certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.	Joint holders

	(b)	If any Shares shall stand in the names of two (2) or more persons, the person first named in the Register shall be deemed to be sole holder thereof as regards service of notice and, subject to the provisions of these Articles, all or any other matter connected with the Company, except the transfer of the Share.

20	If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee (if any) and on such terms (if any) as to evidence and indemnity, and on the payment of expenses of the Company in investigating such evidence and preparing such indemnity as the Board shall think fit and, in case of defacement, on delivery of the old certificate to the Company for cancellation.		Replacement of share certificates
Lien
21	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that Share; and the Company shall also have a first and paramount lien and charge on all Shares (other than fully paid-up Shares) standing registered in the name of a Shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such Shareholder or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Shareholder, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder of the Company or not. The Company’s lien (if any) on a Share shall extend to all Dividends and bonuses declared in respect thereof. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any Share to be exempt wholly or partially from the provisions of this Article.		Company’s lien

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22	The Company may sell, in such manner as the Board thinks fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given, in the manner in which notices may be sent to Shareholders of the Company as provided in these Articles, to the registered holder for the time being of the Shares, or the person entitled by reason of such holder’s death, bankruptcy or winding-up to the Shares.	Sale of shares subject to lien

23	The net proceeds of such sale after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the time of the sale. For the purpose of giving effect to any such sale, the Board may authorise some person to transfer the Shares sold to the purchaser thereof and may enter the purchaser’s name in the Register as holder of the Shares, and the purchaser shall not be bound to see the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.	Application of proceeds of sale

Calls on Shares

24	Subject to these Articles and to the terms of allotment, the Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any moneys unpaid on the Shares held by them respectively (whether on account of the nominal value of the Shares or by way of premiums) and not by the conditions of allotment thereof made payable at a fixed time. A call may be made payable either in one sum or by instalments.	Calls/ instalments

25	At least fourteen (14) clear days’ notice of any call shall be given to the relevant Shareholders specifying the time and place of payment and to whom such call shall be paid.	Notice of call

26	A copy of the notice referred to in Article 25 shall be sent to relevant Shareholders in the manner in which notices may be sent to Shareholders by the Company as herein provided.	Copy of notice to be sent to shareholders

27	Every Shareholder upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or times and place or places as the Board shall appoint.	Time and place for payment of call

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28	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.	When call deemed to have been made

29	The joint holders of a Share shall be severally as well as jointly liable for the payment of all calls and instalments due in respect of such Share or other moneys due in respect thereof.	Liability of joint holders

30	A call may be extended, postponed or revoked in whole or in part as the Board determines but no Shareholder shall be entitled to any such extension except as a matter of grace and favour.	Board may extend time fixed for call

31	If the sum payable in respect of any call or instalment is not paid before or on the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as the Board shall fix from the day appointed for the payment thereof to the time of the actual payment, but the Board may waive payment of such interest wholly or in part.	Interest on unpaid calls

32	No Shareholder shall be entitled to receive any Dividend or bonus or to be present or vote (save as proxy or authorised representative for another Shareholder) at any general meeting, either personally, or (save as proxy or authorised representative for another Shareholder) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a Shareholder until all calls or instalments due from him to the Company, whether alone or jointly or jointly and severally with any other person, together with interest and expenses (if any) shall have been paid.	Suspension of privileges while call unpaid

33	On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Shareholder sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrues; that the resolution of the Board making the call has been duly recorded in the minute book of the Board; and that notice of such call was given to the Shareholder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.	Evidence in action for call

34	(a) Any sum which by the terms of allotment of a Share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the Share and/or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made and notified and payable on the date fixed for payment, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and the like, shall apply as if such sums had become payable by virtue of a call duly made and notified.	Sums payable on allotment deemed a call

	(b) Subject to the terms of allotment, the Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the time of payment.	Shares may be issued subject to different conditions as to calls, etc.

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35	The Board may, if it thinks fit, receive from any Shareholder willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any Shares held by him, and in respect of all or any of the moneys so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as the Board may decide but a payment in advance of a call shall not entitle the Shareholder to receive any Dividend subsequently declared or to exercise any other rights or privileges as a Shareholder in respect of the Share or the due portion of the Shares upon which payment has been advanced by such Shareholder before it is called up. The Board may at any time repay the amount so advanced upon giving to such Shareholder not less than one (1) Month’s notice in writing of its intention on that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the Shares in respect of which it was advanced.

Transfer of Shares

36	Subject to the Statutes, all transfers of Shares shall be effected by transfer in writing in the usual or common form or in such other form as the Board may accept provided always that it shall be in such a form prescribed by the Designated Stock Exchange and may be under hand only or, if the transferor or transferee is a Clearing House (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature or by such other means of execution as the Board may approve from time to time.		Form of transfer

37	The instrument of transfer of any Share shall be executed by or on behalf of the transferor and by or on behalf of the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferor or the transferee or accept mechanically executed transfers in any case in which it in its absolute discretion thinks fit to do so. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any Share by the allottee in favour of some other person.		Execution of transfer

38	(a)	The Board may, in its absolute discretion at any time and from time to time, remove any Share on the principal Register to any branch Register or any Share on any branch Register to the principal Register or any other branch Register.	Shares registered on principal register, branch register, etc.

	(b)	Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time stipulate, and which agreement it shall, without giving any reason therefore, be entitled in its absolute discretion to give or withhold) no Shares on the principal Register shall be removed to any branch Register nor shall Shares on any branch Register be removed to the principal Register or any other branch Register and all removals and other documents of title relating to or affecting the title to any share or other securities of the Company shall be lodged for registration, and be registered, in the case of any Shares on a branch Register, at the Registered Office, and, in the case of any Shares on the principal Register, at the Transfer Office.

	(c)	Notwithstanding anything contained in these Articles, the Company shall as soon as practicable and on a regular basis record in the principal Register all removals of Shares effected on any branch Register and shall at all times maintain the principal Register and all branch Registers in all respects in accordance with the Companies Act.

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39	Fully paid Shares shall be free from any restriction with respect to the right of the holder thereof to transfer such Shares (except when permitted by the Designated Stock Exchange) and shall also be free from all liens. The Board however, may, in its absolute discretion, refuse to register a transfer of any Share which is not fully paid to a person of whom it does not approve or any Share issued under any share option scheme upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any Share (whether fully paid up or not) to more than four (4) joint holders or a transfer of any Shares (not being a fully paid up Share) on which the Company has a lien.		Directors may refuse to register a transfer

40	The Board may also decline to recognise any instrument of transfer unless:

	(a)	a fee of such maximum as the Designated Stock Exchange may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) has been paid to the Company;	Requirement as to transfer

	(b)	the instrument of transfer is lodged at the Registered Office or, as the case may be, the Transfer Office accompanied by the certificate of the Shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

	(c)	the instrument of transfer is in respect of only one class of Share;

	(d)	the Shares concerned are free of any lien in favour of the Company; and

	(e)	if applicable, the instrument of transfer is properly stamped.

41		If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal and, except where the subject Share is not a fully paid Share, the reason(s) for such refusal.	Notice of refusal

42	Upon every transfer of Shares, the certificate in respect thereof held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the Shares transferred to him as provided in Article 18, and if any of the Shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him as provided in Article 18. The Company shall retain the instrument of transfer.		Certificate to be given up on transfer

43	The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.		When transfer books or register is closed

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Transmission of Shares

44	In the case of the death of a Shareholder, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any Share solely or jointly held by him.	Deaths of registered holder or of joint holder of shares

45	Any person becoming entitled to a Share in consequence of the death or bankruptcy or winding-up of a Shareholder may, upon such evidence as to his title being produced as may from time to time be required by the Board, and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to have some person nominated by him registered as the transferee thereof.	Registration of personal representatives and trustees in bankruptcy

46	If the person becoming entitled to a Share pursuant to Article 45 shall elect to be registered himself as the holder of such Share, he shall deliver or send to the Company a notice in writing signed by him, at (unless the Board otherwise agrees) the Registered Office, stating that he so elects. If he shall elect to have his nominee registered, he shall testify his election by executing a transfer of such Share to his nominee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or transfer as aforesaid as if the death, bankruptcy or winding-up of the Shareholder had not occurred and the notice or transfer were a transfer executed by such Shareholder.	Notice of election to be registered of nominee

47	A person becoming entitled to a Share by reason of the death, bankruptcy or winding-up of the holder shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, the Board may, if it thinks fit, withhold the payment of any Dividend payable or other advantages in respect of such Share until such person shall become the registered holder of the Share or shall have effectually transferred such Share, but, subject to the requirements of Article 76 being met, such a person may vote at general meetings of the Company.	Retention of dividends, etc. until transmission of shares of a deceased or bankrupt shareholder

Forfeiture of Shares

48	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, without prejudice to the provisions of Article 31, serve notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.	If call or instalment not paid notice may be given

49	The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of the notice) on or before which the payment required by the notice is to be made, and it shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.	Content of notice of call

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50	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all Dividends and bonuses declared in respect of the forfeited Share and not actually paid before the forfeiture. The Board may accept the surrender of any Share liable to be forfeited hereunder and in such cases references in these Articles to forfeiture shall include surrender.	If notice not complied with shares may be forfeited

51	Any Share so forfeited shall be deemed to be the property of the Company, and may be re-allotted, sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.	Forfeited shares to become property of Company

52	A person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, nevertheless, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the forfeited Shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until the date of actual payment (including the payment of such interest) at such rate not exceeding 20% per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the Shares at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares. For the purposes of this Article any sum which by the terms of issue of a Share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the Share or by way of premium, shall notwithstanding that such time has not yet arrived be deemed to be payable on the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.	Arrears to be paid not withstanding forfeiture

53	A certificate in writing that the declarant is a Director or the Secretary, and that a Share has been duly forfeited or surrendered on a date stated in the certificate, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any re-allotment, sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is re-allotted, sold or disposed of and such person shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the subscription or purchase money, (if any), nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, re-allotment, sale or disposal of such Share.	Evidence of forfeiture and transfer of forfeited share

54	When any Share shall have been forfeited, notice of the forfeiture shall be given to the Shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.	Notice after forfeiture

55	Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any Shares so forfeited shall have been re-allotted, sold or otherwise disposed of, cancel the forfeiture on such terms as it thinks fit or permit the Shares so forfeited to be bought back or redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the Shares, and upon such further terms (if any) as it thinks fit.	Power to redeem forfeited shares

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56	The forfeiture of a Share shall not prejudice the right of the Company to any call already made or any instalment payment thereon.	Forfeiture not to prejudice Company’s right to call or instalment

57	(a) The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.	Forfeiture for non-payment of any sum due on shares

(b) In the event of a forfeiture of Shares the Shareholder shall be bound to deliver and shall forthwith deliver to the Company the certificate or certificates held by him for the Shares so forfeited and in any event the certificates representing Shares so forfeited shall be void and of no further effect.

General Meetings

58	Other than the fiscal year of the Company’s adoption of these Articles, the Company shall in each fiscal year hold a general meeting as its annual general meeting in addition to any other meeting in that year at such time and place as may be determined by the Board and shall specify the meeting as such in the notice calling it. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence at such meetings.	When annual general meeting to be held

59	All general meetings other than annual general meetings shall be called extraordinary general meetings.	Extraordinary general meeting

60	The Board may, whenever it thinks fit, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened on the requisition of one (1) or more Shareholders holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of the Company having the right of voting at general meetings. Such requisition shall be made in writing to the Board or the Secretary for the purpose of requiring an extraordinary general meeting to be called by the Board for the transaction of any business specified in such requisition. Such meeting shall be held within two (2) Months after the deposit of such requisition. If within twenty-one (21) days of such deposit, the Board fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to the requisitionist(s) by the Company.	Convening of extraordinary general meeting

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61	Every general meeting of the Company shall be called by at least ten (10) clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day, the hour and the agenda of the meeting and particulars of the resolutions to be considered at that meeting and the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company, provided that a meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in this Article be deemed to have been duly called if it is so agreed:		Notice of meetings

	(a)	in the case of a meeting called as the annual general meeting, by all the Shareholders entitled to attend and vote thereat; and

	(b)	in the case of any other meeting, by a majority in number of the Shareholders having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. (95%) of the total voting rights at the meeting of all Shareholders.

62	(a)	The accidental omission to give any notice to, or the non-receipt of any notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceedings at any such meeting.	Omission to give notice

	(b)	In the case where forms of proxy or notice of appointment of corporate representative are to be sent out with any notice, the accidental omission to send such forms of proxy or notice of appointment of corporate representative to, or the non-receipt of such forms by, any person entitled to receive notice of the relevant meeting shall not invalidate any resolution passed or any proceeding at any such meeting.

Proceedings at General Meetings

63	All business shall be deemed special that is transacted at an extraordinary general meeting and also all business shall be deemed special that is transacted at an annual general meeting with the exception of the election of Directors.		Special business, business of annual general meeting

64	For all purposes the quorum for a general meeting shall be two (2) Shareholders entitled to vote and present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in the Company throughout the meeting. No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless the requisite quorum shall be present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting.		Quorum

65	If within fifteen (15) minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Board, and if at such adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, the Shareholder or the Shareholders present in person (or, in the case of a Shareholder being a corporation by its duly authorised representative) or by proxy and entitled to vote shall be a quorum and may transact the business for which the meeting was called.		When quorum is not present meeting to be dissolved and when to be adjourned

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66	The chairman (if any) of the Company or if he is absent or declines to take the chair at such meeting, the vice chairman (if any) of the Company shall take the chair at every general meeting, or, if there be no such chairman or vice chairman, or, if at any general meeting neither of such chairman or vice chairman is present within fifteen (15) minutes after the time appointed for holding such meeting, or both such persons decline to take the chair at such meeting, the Directors present shall choose one of their number as chairman of the meeting, and if no Director be present or if all the Directors present decline to take the chair or if the chairman chosen shall retire from the chair, then the Shareholders present shall choose one of their number to be chairman of the meeting.	chairman of general meeting

67	The chairman of the meeting may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice, specifying the place, the day and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no notice of an adjournment or of the business to be transacted at any adjourned meeting needs to be given nor shall any Shareholder be entitled to any such notice. No business shall be transacted at an adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.	Power to adjourn general meeting, business of adjourned meeting

68	At any general meeting a resolution put to the vote of the meeting shall be decided by poll save that the chairman of the meeting may, pursuant to the Designated Stock Exchange Rules, allow a resolution to be voted on by a show of hands. Where a show of hands is allowed, before or on the declaration of the result of the show of hands, a poll may be demanded by:	Poll, show of hands and demand for poll

(a) the chairman of such meeting or

(b) any one Shareholder present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy for the time being entitled to vote at the meeting.

69	Where a resolution is voted on by a show of hands, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded in favour of or against such resolution.	What is to be evidence of the passing of a resolution

70	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was required or demanded. There shall be no requirement for the chairman to disclose the voting figures on a poll. In the event that a poll is demanded after the chairman of the meeting allows a show of hands pursuant to Article 68, the demand for a poll may be withdrawn, with the consent of the chairman of the meeting, at any time before the close of the meeting at which the poll was demanded or the taking of the poll, whichever is the earlier.	Poll

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71	Any poll on the election of a chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

72	All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to a second or casting vote. In case of any dispute as to the admission or rejection of any vote, the chairman of the meeting shall determine the same, and such determination shall be final and conclusive.	chairman to have casting vote

73	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.	Business may proceed notwithstanding demand for poll

74	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.	Amendment of resolutions

Votes of Shareholders

75	Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of Shares, at any general meeting on a poll every Shareholder present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy, shall have one (1) vote for every Class A Ordinary Share of which he is the holder which is fully paid or credited as fully paid and twenty (20) votes for every Class B Ordinary Share of which he is the holder which is fully paid or credited as fully paid (but so that no amount paid or credited as paid on a Share in advance of calls or instalments shall be treated for the purposes of this Article as paid on the Share), and on a show of hands every Shareholder who is present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy shall (save as provided otherwise in this Article) have one (1) vote for every Class A Ordinary Share of which he is the holder which is fully paid or credited as fully paid and twenty (20) votes for every Class B Ordinary Share of which he is the holder which is fully paid or credited as fully paid. On a poll a Shareholder entitled to more than one (1) vote need not use all his votes or cast all his votes in the same way. Notwithstanding anything contained in these Articles, where more than one (1) proxy is appointed by a Class A Ordinary Shareholder which is a Clearing House (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one (1) vote on a show of hands and on a poll, each such proxy is under no obligation to cast all his votes in the same way.	Votes of shareholders

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76	Any person entitled under Article 47 to be registered as the holder of any Shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such Shares, provided that at least forty-eight (48) hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Board of his right to be registered as the holder of such Shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.	Votes in respect of deceased and bankrupt shareholders

77	Where there are joint registered holders of any Share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such Share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy, that one of the said persons so present whose name stands first on the Register in respect of such Share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Shareholder, and several trustees in bankruptcy or liquidators of a Shareholder in whose name any Share stands shall for the purposes of this Article be deemed joint holders thereof.	Joint holders

78	A Shareholder of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy may vote, whether on a poll or on a show of hands, by his committee or receiver, or other person in the nature of a committee or receiver appointed by that court, and any such committee, receiver or other person may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be delivered to such place or one of such places (if any) as is specified in accordance with these Articles for the deposit of instruments of proxy or, if no place is specified, at the Registered Office, not later than the latest time at which an instrument of proxy must, if it is to be valid for the meeting, be delivered.	Votes of shareholders of unsound mind

79	Save as expressly provided in these Articles or otherwise determined by the Board, no person other than a Shareholder duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his Shares shall be entitled to be present or to vote (save as proxy or authorised representative for another Shareholder) whether personally, by proxy or by attorney or to be reckoned in the quorum, at any general meeting.	Qualification for voting

80	No objection shall be raised to the qualification of any person exercising or purporting to exercise a vote or the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.	Objections to votes

Appointment of Proxy and Corporate Representative

81	Any Shareholder entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Shareholder who is the holder of two (2) or more Shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Shareholder of the Company. On a poll or a show of hands votes may be given either personally (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy. A proxy shall be entitled to exercise the same powers on behalf of a Shareholder who is an individual and for whom he acts as proxy as such Shareholder could exercise. In addition, a proxy shall be entitled to exercise the same powers on behalf of a Shareholder which is a corporation and for which he acts as proxy as such Shareholder could exercise if it were an individual Shareholder.	Proxies

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82	No appointment of a proxy shall be valid unless it names the person appointed and his appointor. The Board may, unless it is satisfied that the person purporting to act as proxy is the person named in the relevant instrument for his appointment and the validity and authenticity of the signature of his appointor, decline such person’s admission to the relevant meeting, reject his vote or, in the event that a poll is demanded after the chairman of the meeting allows a show of hands pursuant to Article 68, his demand for a poll and no Shareholder who may be affected by any exercise by the Board of its power in this connection shall have any claim against the Directors or any of them nor may any such exercise by the Board of its powers invalidate the proceedings of the meeting in respect of which they were exercised or any resolution passed or defeated at such meeting.

83	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.	Instrument appointing proxy to be in writing

84	The instrument appointing a proxy and, if requested by the Board, the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at such place or one of such places (if any) as is specified in the notice of meeting or in the instrument of proxy issued by the Company (or, if no place is specified, at the Registered Office) not less than forty-right (48) hours before the time for holding the meeting or adjourned meeting (as the case may be) at which the person named in such instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) Months from the date of its execution, except at an adjourned meeting where the meeting was originally held within twelve (12) Months from such date. Delivery of an instrument appointing a proxy shall not preclude a Shareholder from attending and voting in person (or in the case of a Shareholder being a corporation, its duly authorised representative) at the meeting concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.	Appointment of proxy must be deposited

85	Every instrument of proxy, whether for a specified meeting or otherwise, shall be in any common form or in such form as the Board may from time to time approve, provided that it shall not preclude the use of the two-way form. Any form issued to a Shareholder for use by him for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the Shareholder, according to his intentions, to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such business.	Form of proxy

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86	The instrument appointing a proxy to vote at a general meeting shall: (i) be deemed to confer authority upon the proxy to demand or join in demanding a poll and to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit; and (ii) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.	Authority under instrument appointing proxy

87	A vote given in accordance with the terms of an instrument of proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or power of attorney or other authority under which the proxy was executed or the transfer of the Share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registered Office, or at such other place as is referred to in Article 84, at least two (2) hours before the commencement of the meeting, or the taking of the poll, or adjourned meeting at which the instrument of proxy is used.	When vote by proxy valid though authority revoked

88	(a) Any corporation which is a Shareholder may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders of the Company, and the person so authorised shall be entitled to exercise the same rights and powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder of the Company. References in these Articles to a Shareholder present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a Shareholder represented at the meeting by such duly authorised representative.	Appointment of multiple corporate representatives

(b) Where a Shareholder is a Clearing House (or its nominee(s)) or a central depository house (or its nominee(s)), it may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any meeting of any class of Shareholders provided that if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. A person so authorised pursuant to the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) or a central depository house (or its nominee(s)) which he represents as that Clearing House (or its nominee(s)) or a central depository house (or its nominee(s)) could exercise as if such person were an individual Shareholder, including the right to vote.

89	No appointment of a corporate representative shall be valid unless it names the person authorised to act as the appointor’s representative and the appointor is also named. The Board may, unless it is satisfied that a person purporting to act as a corporate representative is the person named in the relevant instrument for his appointment, decline such person’s admission to the relevant meeting and/or reject his vote or demand for a poll and no Shareholder who may be affected by any exercise by the Board of its power in this connection shall have any claim against the Board or any of them nor may any such exercise by the Board of its powers invalidate the proceedings of the meeting in respect of which they were exercised or any resolution passed or defeated at such meeting.

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Registered Office

90	The Registered Office of the Company shall be at such place in the Cayman Islands as the Board shall from time to time decide.	Registered Office

Board of Directors

91	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2). There shall be no maximum number of Directors unless otherwise determined from time to time by the Company in general meeting. The Directors shall be elected or appointed in accordance with Articles 103, 104 and 105 and shall hold office until their successors are elected or appointed. The Company shall keep at its Registered Office a register of its directors and officers in accordance with the Companies Act.	Number of Directors

92	A Director may at any time, by notice in writing signed by him delivered to the Registered Office or at the Head Office or at a meeting of the Board, appoint any person (including another Director) to act as alternate Director in his place during his absence and may in like manner at any time determine such appointment. If such person is not another Director such appointment unless previously approved by the Board shall have effect only upon and subject to being so approved. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office appointment of an alternate Director shall continue until the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be effected by notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may act as alternate to more than one Director. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of such alternate Director pursuant to these Articles which was in force immediately before his retirement shall remain in force as though he had not retired.	Alternate Directors

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93	(a)	An alternate Director shall (subject to his giving to the Company an address, telephone and facsimile number within the territory of the Head Office for the time being for the giving of notices on him and except when absent from the territory in which the Head Office is for the time being situate) be entitled (in addition to his appointor) to receive and (in lieu of his appointor) to waive notices of meetings of the Board and of any committee of the Board of which his appointor is a member and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative. If his appointor is for the time being absent from the territory in which the Head Office is for the time being situate or otherwise not available or unable to act, his signature to any resolution in writing of the Directors or any such committee shall be as effective as the signature of his appointor. His attestation of the affixing of the Seal shall be as effective as the signature and attestation of his appointor. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.	Rights of Alternate Directors

	(b)	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the ordinary remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

	(c)	A certificate by a Director (including for the purpose of this paragraph (c) an alternate Director) or the Secretary that a Director (who may be the one signing the certificate) was at the time of a resolution of the Directors or any committee thereof absent from the territory of the Head Office or otherwise not available or unable to act or has not supplied an address, telephone and facsimile number within the territory of the Head Office for the purposes of giving of notice to him shall in favour of all persons without express notice to the contrary, be conclusive of the matter so certified.

94	A Director or an alternate Director shall not be required to hold any qualification Shares but shall nevertheless be entitled to attend and speak at all general meetings of the Company and all meetings of any class of Shareholders of the Company.	Share qualification of Directors or alternate Directors

95	Subject to the Designated Stock Exchange Rules, the Directors shall receive such remuneration as the Board may from time to time determine.	Directors’ remuneration

96	The Directors shall also be entitled to be repaid all travelling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from Board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.	Directors’ expenses

97	The Board may grant special remuneration to any Director who shall perform or has performed any special or extra services at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be arranged.	Special remuneration

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98	Notwithstanding Articles 95, 96 and 97, the remuneration of a Director appointed to any other office in the management of the Company may from time to time be fixed by the Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time decide. Such remuneration shall be in addition to his ordinary remuneration as a Director.	Remuneration of directors to any other office, etc.

99	Payments to any Director or past director of the Company of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the director of the Company or past director is contractually or statutorily entitled) must be approved by the Company in general meeting.	Payments for compensation for loss of office

100	A Director shall vacate his office:	When office of Director to be vacated

(a)	if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; or

(b)	if he dies or becomes of unsound mind as determined pursuant to an order made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board resolves that his office be vacated; or

(c)	if he absents himself from the meetings of the Board during a continuous period of six (6) months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board resolves that his office be vacated; or

(d)	if he becomes prohibited by any applicable law or Designated Stock Exchange Rules from acting as a Director, or he ceases to be a Director by virtue of any provision of any applicable law or Designated Stock Exchange Rules or is removed from office pursuant to these Articles; or

(e)	if by notice in writing delivered to the Company at its Registered Office or at the Head Office or tendered at a meeting of the Board he resigns his office; or

(f)	if he shall be removed from office by an Ordinary Resolution of the Company under Article 107; or

(g)	if he shall be removed from the office by notice in writing served on him signed by not less than ¾ in number (or if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office.

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101	No Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director, and no person shall be ineligible for appointment as a Director by reason only of his having attained any particular age.

102	(a)	Subject to the Companies Act and to these Articles, no Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being any member or so interested be liable to account to the Company for any profit so realized by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship thereby established, provided that such Director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the Board at which it is practicable for him to do so, either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which may subsequently be made by the Company. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined by Item 7.N of Form 20F promulgated by the SEC, shall require the approval of the Audit Committee.	Directors’ interests

	(b)	Any Director may continue to be or become a director or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed between the Company and the Director) no such Director shall be liable to account to the Company or the Shareholders for any remuneration or other benefits received by him as a director or other officer or member of any such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or is about to be, appointed a director or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

	(c)	A Director may hold any other office or place of profit with the Company (except that of Auditors) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profit or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Articles.

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(d) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director.

Notwithstanding the foregoing, no “Independent Director” as defined in Designated Stock Exchange Rules or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

Appointment of Directors

103	The Company in general meeting may from time to time fix and may from time to time by Ordinary Resolution increase or reduce the maximum and minimum number of Directors but so that the number of Directors shall not be less than two (2).	Power of general meeting to increase or reduce number of Directors

104

Subject to the Articles and the Companies Act, the Company may from time to time in general meeting by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy or as an additional Director.

Appointment of Directors

105	The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an additional Director but so that the number of Directors so appointed shall not exceed the maximum number determined from time to time by the Shareholders in general meeting.

106	Unless otherwise provided by the rules of the Designated Stock Exchange, no person, other than a retiring Director, shall, unless recommended by the Board for election, be eligible for election to the office of Director at any general meeting.

107	Subject to any provision to the contrary in these Articles, the Shareholders may by Ordinary Resolution remove any Director before the expiration of his term of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the Company) and may by Ordinary Resolution elect another person in his stead.	Power to remove Director by Ordinary Resolution

Borrowing Powers

108

The Board may from time to time at its discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and uncalled capital or any part thereof.

Power to borrow

109	The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and in particular but subject to the provisions of the Companies Act, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.	Conditions on which money may be borrowed

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110	Debentures, debenture stock, bonds and other securities (other than Shares which are not fully paid) may be made assignable free from any equities between the Company and the person to whom the same may be issued.	Assignment of debentures etc.

111	Any debentures, debenture stock, bonds or other securities (other than Shares) may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment or subscription of or conversion into Shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.	Special privileges of debentures etc.

112	The Directors shall cause a proper register to be kept, in accordance with the provisions of the Companies Act, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with such provisions of the Companies Act with regard to the registration of mortgages and charges as may be specified or required.	Register of charges to be kept

113	If the Company issues a series of debentures or debenture stock not transferable by delivery, the Board shall cause a proper register to be kept of the holders of such debentures.	Register of debentures or debenture stock

114	Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Shareholders or otherwise, to obtain priority over such prior charge.	Mortgage of uncalled capital

General Powers of the Directors

115	The business of the Company shall be managed and conducted by the Board who, in addition to the powers and authorities by these Articles expressly conferred upon it, may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Statutes expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Companies Act and of these Articles and to any regulations from time to time made by the Company in general meeting not being inconsistent with such provisions or these Articles, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.	General powers of Company vested in Directors

116	Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that the Board shall have the following powers:

(a) to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any Share at par or at such premium and on such other terms as may be agreed; and

(b) to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

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117	The Board may, from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

Chairman and other Officers

118	The Board may from time to time elect or otherwise appoint one of them to the office of chairman of the Company and another to be the vice chairman of the Company (or two or more vice chairmen) and determine the period for which each of them is to hold office. The chairman of the Company or, in his absence, the vice chairman of the Company shall preside as chairman at meetings of the Board, but if no such chairman or vice chairman be elected or appointed, or if at any meeting the chairman or vice chairman is not present within five (5) minutes after the time appointed for holding the same and willing to act, the Directors present shall choose one of their number to be chairman of such meeting. The provisions of Article 98 shall mutatis mutandis apply to any Directors elected or otherwise appointed to any office in accordance with the provisions of this Article.	chairman, vice chairman and officers

Proceedings of the Directors

119	The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings and proceedings as it thinks fit and may determine the quorum necessary for the transaction of business. Unless otherwise determined two (2) Directors shall be a quorum. For the purpose of this Article an alternate Director shall be counted in a quorum separately in respect of himself (if a Director) and in respect of each Director for whom he is an alternate and his voting rights shall be cumulative and he need not use all his votes or cast all his votes in the same way. A meeting of the Board or any committee of the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.	Meeting of Directors, quorum, etc.

120	A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Board which may be held in any part of the world, but no such meeting shall be summoned to be held outside the territory in which the Head Office is for the time being situate without the prior approval of the Board. Notice thereof shall be given to each Director and alternate Director in person orally or in writing or by telephone or by telex or telegram or facsimile transmission at the telephone or facsimile number or address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine. A Director absent or intending to be absent from the territory in which the Head Office is for the time being situate may request the Board or the Secretary that notices of Board meetings shall during his absence be sent in writing to him at his last known address, facsimile or telex number or any other address, facsimile or telex number given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to the other Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from such territory.	Convening of Meetings of Directors

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121	Subject to Article 102, questions arising at any meeting of the Board shall be decided by a majority of votes, and in case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.	How questions to be decided

122	A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board generally.	Powers of meeting

123	(a) Subject to applicable law and the Designated Stock Exchange Rules, the Board may delegate any of their powers to any committee (including, without limitation, an Audit Committee, Compensation Committee or Remuneration Committee and Nomination Committee), consisting of one or more Directors. They may also delegate to any managing Director or any Director holding any other office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two (2) or more Members shall be governed by the provisions of the Articles regulating the proceedings of Directors so far as they are capable of applying. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.	Power to appoint committee and to delegate

(b) The Board may delegate any of its powers to any other committees consisting of such Director or Directors and other person(s) as it thinks fit, and they may from time to time revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

124	All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any special committee, and charge such remuneration to the current expenses of the Company.	Act of committee to be of same effect as acts of Directors

125	The meetings and proceedings of any such committee consisting of two (2) or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Article 123, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.	Proceedings of committee

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126	All acts bona fide done by any meeting of the Board or by any such committee or by any person acting as a Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee.		When acts of Directors or committee to be valid

127	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of the Board meeting, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number of the necessary quorum or of summoning a general meeting of the Company but for no other purpose.		Directors’ powers when vacancies exist

128	(a)	A resolution in writing signed by all the Directors (or their respective alternate Directors) shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held. Any such resolutions in writing may consist of several documents in like form each signed by one or more of the Directors or alternate Directors.	Directors’ written resolutions

	(b)	Where a Director is, on the date on which a resolution in writing is last signed by a Director, absent from the territory in which the Head Office is for the time being situated, or cannot be contacted at his last known address or contact telephone or facsimile number, or is temporarily unable to act through ill-health or disability and, in each case, his alternate (if any) is affected by any of these events, the signature of such Director (or his alternate) to the resolution shall not be required, and the resolution in writing, so long as such a resolution shall have been signed by at least two (2) Directors or their respective alternates who are entitled to vote thereon or such number of Directors as shall form a quorum, shall be deemed to have been passed at a meeting of the Board duly convened and held, provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors (or their respective alternates) for the time being entitled to receive notices of meetings of the Board at their respective last known address, telephone or facsimile number or, if none, at the Head Office and provided further that no Director is aware of or has received from any Director any objection to the resolution.

	(c)	A certificate signed by a Director (who may be one of the signatories to the relevant resolution in writing) or the Secretary as to any of the matters referred to in paragraph (a) or (b) of this Article shall in the absence of express notice to the contrary of the person relying thereon, be conclusive of the matters stated on such certificate.

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Minutes and Corporate Records

129	(a) The Board shall cause minutes to be made of:	Minutes of proceedings of meetings and Directors

(i) all appointments of officers made by it;

(ii) the names of the Directors present at each meeting of the Board and of committees appointed pursuant to Article 123; and

(iii) all resolutions and proceedings at all meetings of the Company and of the Board and of such committees.

(b) Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Secretary

130	The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may, without prejudice to his right under any contract with the Company, be removed by the Board. Anything by the Companies Act or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specifically on behalf of the Board.	Appointment of Secretary

131	The Secretary shall attend all meetings of the Shareholders and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Companies Act and these Articles, together with such other duties as may from time to time be prescribed by the Board.	Duties of the Secretary

132	A provision of the Companies Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of the Secretary.	Same person not to act in two capacities at once
General Management and Use of the Seal

133	(a) Subject to the Companies Act, the Company shall have one or more Seals as the Board may determine, and may have a Seal for use outside the Cayman Islands. The Board shall provide for the safe custody of each Seal, and no Seal shall be used without the authority of the Board or a committee authorised by the Board in that behalf.	Custody of Seal

	(b) Every instrument to which a Seal shall be affixed shall be signed autographically by one Director and the Secretary, or by two (2) Directors, or by any person or persons (including a Director and/or the Secretary) appointed by the Board for the purpose, provided that as regards any certificates for Shares or Debentures or other securities of the Company, the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature other than autographic or may be printed thereon as specified in such resolution or that such certificates need not be signed by any person.	Use of Seal

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	(c)	The Company may have a Securities Seal for use for sealing certificates for shares or other securities issued by the Company and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and any such certificates or other document to which such Securities Seal is affixed shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid. The Board may by resolution determine that the affixation of Securities Seal on certificates for shares or other securities issued by the Company be dispensed with or be affixed by printing the image of the Securities Seal on such certificates.	Securities Seal

134	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.		Cheques and banking arrangements

135	(a)	The Board may from time to time and at any time, by power of attorney under the Seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.	Power to appoint attorney

	(b)	The Company may, by writing under its Seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the Seal duly affixed by the Company.	Execution of deeds by attorney

136	The Board may establish an Audit Committee, a Compensation Committee or Remuneration Committee and a Nomination Committee and, if such committees are established, it shall adopt formal written charters for such committees and review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the Board may delegate pursuant to Article 123(a). Each of the Audit Committee, the Compensation Committee or the Remuneration Committee and the Nomination Committee, if established, shall consist of such number of directors as the Board shall from time to time determine (or such minimum number as may be required from time to time by any Designated Stock Exchange). For so long as any class of Shares are listed on a Designated Stock Exchange, the Compensation Committee or the Remuneration Committee and the Nomination Committee shall be made up of such number of Independent Directors as required from time to time by any rules of the Designated Stock Exchange or otherwise required by applicable law.		Compensation Committee, Remuneration Committee, Nomination Committee

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137	The Board may establish any committees, regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two (2) or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit Shares), with power to sub-delegate, and may authorise the members of any regional or local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.	Regional or local boards

138	The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds or personal pension plans for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the spouses, widows, widowers, families and dependants of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or employment.	Power to establish pension funds

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Authentication of Documents

139	(a)

Any Director or the Secretary or other authorised officer of the Company shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of extracts; and where any books, records, documents or accounts are elsewhere than at the Registered Office or the Head Office, the local manager or such other officer of the Company having the custody thereof shall be deemed to be the authorised officer of the Company as aforesaid.

Power to authenticate
(b)

A document purporting to be a document so authenticated or a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any local board or committee, or of any books, records, documents or accounts or extracts therefrom as aforesaid, and which is certified as aforesaid, shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that the document authenticated (or, if this be authenticated as aforesaid, the matter so authenticated) is authentic or, as the case may be, that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting or, as the case may be, that the copies of such books, records, documents or accounts were true copies of their originals or as the case may be, the extracts of such books, records, documents or accounts are true and accurate records of the books, records, documents or accounts from which they were extracted.

CAPITALISATION OF RESERVES

140	(a) The Board may resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts which are available for distribution (including its share premium account and capital redemption reserve fund, subject to the Companies Act) and to appropriate such sums to the holders of Shares on the Register at the close of business on the date of the relevant resolution (or such other date as may be specified therein or determined as provided therein) in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.	Power to capitalise

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	(b)	Subject to the Companies Act, whenever such a resolution as aforesaid shall have been passed, the Board shall make all appropriations and applications of the reserves or profits and undivided profits resolved to be capitalised thereby, and attend to all allotments and issues of fully paid Shares, debentures, or other securities and generally shall do all acts and things required to give effect thereto. For the purpose of giving effect to any resolution under this Article, the Board may settle any difficulty which may arise in regard to a capitalisation issue as it thinks fit, and in particular may disregard fractional entitlements or round the same up or down and may determine that cash payments shall be made to any Shareholders in lieu of fractional entitlements or that fractions of such value as the Board may determine may be disregarded in order to adjust the rights of all parties or that fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the Shareholders concerned, and no Shareholders who are affected thereby shall be deemed to be, and they shall be deemed not to be, a separate class of Shareholders by reason only of the exercise of this power. The Board may authorise any person to enter on behalf of all Shareholders interested in a capitalisation issue any agreement with the Company or other(s) providing for such capitalisation and matters in connection therewith and any agreement made under such authority shall be effective and binding upon all concerned. Without limiting the generality of the foregoing, any such agreement may provide for the acceptance by such persons of the Shares, debentures or other securities to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.	Effect of resolution to capitalise

	(c)	The provisions of paragraph (e) of Article 147 shall apply to the power of the Company to capitalise under this Article as it applies to the grant of election thereunder mutatis mutandis and no Shareholder who may be affected thereby shall be, and they shall be deemed not to be, a separate class of Shareholders by reason only of the exercise of this power.

Dividends and Reserves

141	Subject to the Companies Act and these Articles, the Company in general meeting may declare Dividends in any currency but no Dividends shall exceed the amount recommended by the Board.		Power to declare dividends

142	(a)	The Board may subject to Article 143 from time to time pay to the Shareholders such interim Dividends as appear to the Board to be justified by the financial conditions and the profits of the Company and, in particular but without prejudice to the generality of the foregoing, if at any time the share capital of the Company is divided into different classes, the Board may pay such interim Dividends in respect of those Shares in the capital of the Company which confer to the holders thereof deferred or non-preferential rights as well as in respect of those Shares which confer on the holders thereof preferential rights with regard to Dividend and provided that the Board acts bona fide it shall not incur any responsibility to the holders of Shares conferring any preference for any damage that they may suffer by reason of the payment of an interim Dividend on any Shares having deferred or non-preferential rights.	Board’s power to pay interim dividends

	(b)	The Board may also pay half-yearly or at other suitable intervals to be settled by it any Dividend which may be payable at a fixed rate if the Board is of the opinion that the financial conditions and the profits of the Company justify the payment.

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	(c)	The Board may in addition from time to time declare and pay special Dividends of such amounts and on such dates and out of such distributable funds of the Company as it thinks fit, and the provisions of paragraph (a) of this Article as regards the power and exemption from liability of the Board as relate to the declaration and payment of interim Dividends shall apply, mutatis mutandis, to the declaration and payment of any such special Dividends.

143	(a)	No Dividend shall be declared or paid or shall be made otherwise than in accordance with the Companies Act.	Dividends not to be paid out of capital

	(b)	Subject to the provisions of the Companies Act but without prejudice to paragraph (a) of this Article, where any asset, business or property is bought by the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses thereof as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company, and be available for Dividend accordingly. Subject as aforesaid, if any Shares or securities are purchased cum Dividend or interest, such Dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof or to apply the same towards reduction of or writing down the book cost of the asset, business or property acquired.

	(c)	Subject to paragraph (d) of this Article all Dividends and other distributions in respect of Shares shall be stated and discharged, in the case of Shares denominated in any currency, in such currency, provided that the Board may determine in the case of any distribution that Shareholders may elect to receive the same in any other currency selected by the Board, converted at such rate of exchange as the Board may determine.

	(d)	If, in the opinion of the Board, any Dividend or other distribution in respect of Shares or any other payment to be made by the Company to any Shareholder is of such a small amount as to make payment to that Shareholder in the relevant currency impracticable or unduly expensive either for the Company or the Shareholder then such Dividend or other distribution or other payment may, at the absolute discretion of the Board, be, if this be practicable, converted at such rate of exchange as the Board may determine and paid or made in the currency of the country of the relevant Shareholder (as indicated by the address of such Shareholder on the Register).

144	Notice of the declaration of an interim Dividend shall be given in such manner as the Board shall determine.		Notice of interim dividend

145	No Dividend or other moneys payable on or in respect of a Share shall bear interest as against the Company.		No interest on dividend

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146	Whenever the Board or the Company in general meeting has resolved that a Dividend be paid or declared, the Board may further resolve that such Dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, or in any one or more of such ways, with or without offering any rights to Shareholders to elect to receive such Dividend in cash, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed in order to adjust the rights of all parties and may determine that fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the Shareholders concerned, and may vest any such specific assets in trustees as may seem expedient to the Board and may authorise any person to sign any requisite instruments of transfer and other documents on behalf of all Shareholders interested in the Dividend and such instrument and document shall be effective. The Board may further authorise any person to enter into on behalf of all Shareholders having an interest in any agreement with the Company or other(s) providing for such Dividend and matters in connection therewith and any such agreement made under such authority shall be effective. The Board may resolve that no such assets shall be made available or made to Shareholders with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable or the legality or practicality of which may be time consuming or expensive to ascertain whether in absolute terms or in relation to the value of the holding of Shares of the Shareholder concerned and in any such event the only entitlement of the Shareholders aforesaid shall be to receive cash payments as aforesaid. Shareholders affected as a result of exercise by the Board of its discretion under this Article shall not be, and shall be deemed not to be, a separate class of Shareholders for any purposes whatsoever.				Dividend in specie

147	(a)	Whenever the Board or the Company in general meeting has resolved that a Dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve, either:			Scrip dividend

		(i)	that such Dividend be satisfied wholly or in part in the form of an allotment of Shares credited as fully paid on the basis that the Shares so allotted shall be of the same class or classes as the class or classes already held by the allottee, provided that the Shareholders entitled thereto will be entitled to elect to receive such Dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

			(A)	the basis of any such allotment shall be determined by the Board;

			(B)	the Board, after determining the basis of allotment, shall give not less than ten (10) clear days’ notice in writing to the Shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

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		(C)	the right of election may be exercised in respect of the whole or part of that portion of the Dividend in respect of which the right of election has been accorded; and

		(D)	Dividend (or that part of the Dividend to be satisfied by the allotment of Shares as aforesaid) shall not be payable in cash in respect whereof the cash election has not been duly exercised (the “non-elected Shares”) and in lieu and in satisfaction thereof Shares shall be allotted credited as fully paid to the holders of the non-elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company’s reserve accounts (including any special account, or share premium account (if there be any such reserve)) as the Board may determine, a sum equal to the aggregate nominal amount of the Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of Shares for allotment and distribution to and amongst the holders of the non-elected Shares on such basis;

or

	(ii)	that Shareholders entitled to such Dividend will be entitled to elect to receive an allotment of Shares credited as fully paid in lieu of the whole or such part of the Dividend as the Board may think fit on the basis that the Shares so allotted shall be of the same class or classes as the class or classes of Shares already held by the allottee. In such case, the following provisions shall apply:

		(A)	the basis of any such allotment shall be determined by the Board;

		(B)	the Board, after determining the basis of allotment, shall give not less than ten (10) clear days’ notice in writing to the Shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

		(C)	the right of election may be exercised in respect of the whole or part of that portion of the Dividend in respect of which the right of election has been accorded; and

		(D)	the Dividend (or that part of the Dividend in respect of which a right of election has been accorded) shall not be payable on Shares in respect whereof the Share election has been duly exercised (the “elected Shares”) and in lieu thereof Shares shall be allotted credited as fully paid to the holders of the elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company’s reserve accounts (including any special account, contributed surplus account, share premium account and capital redemption reserve fund (if there be any such reserve)) as the Board may determine, a sum equal to the aggregate nominal amount of the Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of Shares for allotment and distribution to and amongst the holders of the elected Shares on such basis.

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(b)	The Shares allotted pursuant to the provisions of paragraph (a) of this Article shall rank pari passu in all respects with the Shares then in issue and held by the allottee in respect of which they were allotted, save only as regards participation:

(i) in the relevant Dividend (or the right to receive or to elect to receive an allotment of Shares in lieu thereof as aforesaid); or

(ii) in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant Dividend unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (a) of this Article in relation to the relevant Dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall have specified that the Shares to be allotted pursuant to the provisions of paragraph (a) of this Article shall rank for participation in such distribution, bonus or rights.

(c)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) of this Article with full power to the Board to make such provisions as it thinks fit in the case of Shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned), and no Shareholders who will be affected thereby shall be, and they shall be deemed not to be, a separate class of Shareholders by reason only of the exercise of this power. The Board may authorise any person to enter into on behalf of all Shareholders interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(d)	The Company may upon the recommendation of the Board by Ordinary Resolution resolve in respect of any one particular Dividend that notwithstanding the provisions of paragraph (a) of this Article a Dividend may be satisfied wholly in the form of an allotment of Shares credited as fully paid without offering any right to Shareholders to elect to receive such Dividend in cash in lieu of such allotment.

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	(e)	The Board may on any occasion determine that rights of election and the allotment of Shares under paragraph (a) of this Article shall not be made available or made to any Shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of Shares would or might be unlawful or impracticable or the legality or practicability of which may be time consuming or expensive to ascertain whether in absolute terms or in relation to the value of the holding of Shares of the Shareholder concerned, and in such event the provisions aforesaid shall be read and construed subject to such determination and no Shareholder who may be affected by any such determination shall be, and they shall be deemed not to be, a separate class of Shareholders for any purposes whatsoever.

	(f)	Subject to the Designated Stock Exchange Rules, any resolution declaring a Dividend or other distribution on Shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or made to the persons registered as the holder of such Shares at the close of business on a particular date or at a particular time on a particular date, and thereupon the Dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such Dividend or other distribution between the transferors and transferees of any such Shares. The provisions of this Article shall mutatis mutandis apply to determining the Shareholders entitled to receive notice and vote at any general meeting of the Company, bonuses, capitalisation issues, distributions of realised and unrealised capital profits or other distributable reserves or accounts of the Company and offers or grants made by the Company to the Shareholders.

148	The Board may, before recommending any Dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the absolute discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for equalising Dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like absolute discretion, either be employed in the business of the Company or be invested in such investments (other than Shares) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve, carry forward any profits which it may think prudent not to distribute by way of Dividend.		Reserves

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149	Unless and to the extent that the rights attached to any Shares or the terms of issue thereof otherwise provide, all Dividends shall (as regards any Shares not fully paid throughout the period in respect of which the Dividend is paid) be apportioned and paid pro rata according to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the Dividend is paid. For the purposes of this Article no amount paid on a Share in advance of calls pursuant to Article 35 shall be treated as paid on the Share.	Dividends to be paid in proportion to paid up capital

150	(a) The Board may retain any Dividends or other moneys payable on or in respect of a Share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.	Retention of dividends, etc.

	(b) The Board may deduct from any Dividend or other money payable to any Shareholder all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.	Deduction of debts

151	Any general meeting sanctioning a Dividend may make a call on the Shareholders of such amount as the meeting fixes, but so that the call on each Shareholder shall not exceed the Dividend payable to him, and so that the call shall be made payable at the same time as the Dividend, and the Dividend may, if so arranged between the Company and the Shareholder, be set off against the call.	Dividend and call together

152	A transfer of Shares shall not, as against the Company but without prejudice to the rights of the transferor and transferee inter se, pass the right to any Dividend or bonus declared thereon before the registration of the transfer.	Effect of transfer

153	If two (2) or more persons are registered as joint holders of any Share, any one of such persons may give effectual receipts for any Dividends and other moneys payable and bonuses, rights and other distributions in respect of such Shares.	Receipt for dividends by joint holders of share

154	Unless otherwise directed by the Board, any Dividend or other moneys payable or bonuses, rights or other distributions in respect of any Share may be paid or satisfied by cheque or warrant or certificate or other documents or evidence of title sent through the post to the registered address of the Shareholder entitled, or, in the case of joint holders, to the registered address of that one whose name stands first in the Register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque, warrant, certificate or other document or evidence of title so sent shall be made payable to the order of the person to whom it is sent or, in the case of certificates or other documents or evidence of title as aforesaid, in favour of the Shareholder(s) entitled thereto, and the payment on any such cheque or warrant by the banker upon whom it is drawn shall operate as a good discharge to the Company in respect of the Dividend and/or other moneys represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Every such cheque, warrant, certificate or other document or evidence of title as aforesaid shall be sent at the risk of the person entitled to the Dividend, money, bonus, rights and other distributions represented thereby.	Payment by post

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155	All Dividends, bonuses or other distributions or the proceeds of the realisation of any of the foregoing unclaimed for one (1) year after having been declared by the Company until claimed and, notwithstanding any entry in any books of the Company may be invested or otherwise made use of by the Board for the benefit of the Company or otherwise howsoever, and the Company shall not be constituted a trustee in respect thereof. All Dividends, bonuses or other distributions or the proceeds of the realisation of any of the foregoing unclaimed for six (6) years after having been declared may be forfeited by the Board and, upon such forfeiture, shall revert to the Company and, in the case where any of the same are securities of the Company, may be re-allotted or re-issued for such consideration as the Board thinks fit and the proceeds thereof shall accrue to the benefit of the Company absolutely.	Unclaimed Dividend

Record Date

156	(a) For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of Shareholders for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not in any case exceed sixty (60) clear days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders, the Register shall be so closed for at least ten (10) clear days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.	Record Date

(b) In lieu of, or apart from, closing the Register, the Directors may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, or to vote at any meeting of the Shareholders or any adjournment thereof, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of Shareholders for any other purpose.

(c) If the Register is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders or Shareholders entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

Annual Returns

157	The Board shall make or cause to be made such annual or other returns or filings as may be required to be made in accordance with the Companies Act.	Annual Returns

Accounts

158	The Board shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place; and of the assets and liabilities of the Company and of all other matters required by the Companies Act necessary to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions. The financial year end of the Company shall be 31 March in each calendar year or as otherwise determined by the Board.	Accounts to be kept

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159	The books of account shall be kept at the Head Office or at such other place or places as the Board thinks fit and shall always be open to the inspection of the Directors.		Where accounts to be kept

160	No Shareholder (not being a Director) or other person shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorised by the Board or the Company in general meeting.		Inspection by shareholders

161	(a)	The Board shall from time to time cause to be prepared and laid before the Company at its annual general meeting profit and loss accounts and balance sheets of the Company and such other reports and documents as may be required by law and the Designated Stock Exchange Rules. The accounts of the Company shall be prepared and audited based on the generally accepted accounting principles, the International Accounting Standards, or such other standards as may be permitted by the Designated Stock Exchange.	Annual profit and loss account and balance sheet

	(b)	Subject to paragraph (c) below, every balance sheet of the Company shall be signed on behalf of the Board by two (2) of the Directors and a copy of every balance sheet (including every document required by law to be comprised therein or annexed thereto) and profit and loss account which is to be laid before the Company at its annual general meeting held in accordance with these Article, together with a copy of the Directors’ report and a copy of the Auditors’ report thereon, shall, not less than ten (10) clear days before the date of the meeting be delivered or sent by post to every Shareholder and every Debenture Holder of the Company and every other person entitled to receive notices of general meetings of the Company under the provisions of these Articles, provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any Shares or Debentures, but any Shareholder or Debenture Holder to whom a copy of those documents has not been sent shall be entitled to receive a copy free of charge on application at the Head Office or the Registered Office. If all or any of the Shares or Debentures or other securities of the Company shall for the time being be (with the consent of the Company) listed or dealt in on any stock exchange or market, there shall be forwarded to such stock exchange or market such number of copies of such documents as may for the time being be required under its regulations or practice.	Annual report of Directors and balance sheet to be sent to shareholders

	(c)	Subject to the Designated Stock Exchange Rules, the Company may send summarised financial statements to Shareholders who has, in accordance with the Designated Stock Exchange Rules, consented and elected to receive summarised financial statements instead of the full financial statements. The summarised financial statements must be accompanied by any other documents as may be required under the Designated Stock Exchange Rules and must be sent to the Shareholders not less than ten (10) clear days before the general meeting to those Shareholders that have consented and elected to receive the summarised financial statements.

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Auditors

162	(a)	Subject to applicable law and rules of the Designated Stock Exchange, the Board shall appoint an Auditor to audit the accounts of the Company and such Auditor shall hold office until the Board appoints another Auditor. Such Auditor may be a Shareholder but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor. The remuneration of the Auditor shall be fixed by the Board. If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.	Appointment of Auditors

	(b)	The Shareholders may by Ordinary Resolution appoint one or more firms of Auditors to hold office until the conclusion of the next annual general meeting on such terms and with such duties as may be agreed with the Board, but if an appointment is not made, the Auditors in office shall continue in office until a successor is appointed. A Director, officer or employee of any such Director, officer or employee shall not be appointed Auditors of the Company. The Board may fill any casual vacancy in the office of Auditors, but while any such vacancy continues the surviving or continuing Auditors (if any) may act. The remuneration of the Auditors shall be fixed by the Shareholders in general meeting by Ordinary Resolution or in such manner as the Shareholders may determine.

	(c)	The Board may remove the Auditor at any time before the expiration of his term of office and may by resolution appoint another Auditor in his stead.

163	The Auditors of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information as may be necessary for the performance of his or their duties. Subject to the Companies Act, the Auditors shall audit every balance sheet and profit and loss account of the Company in each year and prepare an Auditors’ report thereon to be annexed thereto. Such report shall be laid before the Company in the annual general meeting.		Auditors to have right of access to books and accounts

164	No person other than the retiring Auditors shall be appointed as Auditors at an annual general meeting unless notice of an intention to nominate that person to the office of Auditors has been given to the Company not less than fourteen (14) clear days before the annual general meeting, and the Company shall send a copy of any such notice to the retiring Auditors and shall give notice thereof to the Shareholders not less than seven (7) days before the annual general meeting provided that the above requirement for sending a copy of such notice to the retiring Auditors may be waived by notice in writing by the retiring Auditors to the Secretary.		Appointment of Auditors other than retiring Auditors

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165	All acts done by any person acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment or subsequently became disqualified.		Defect of appointment

Notices

166	(a)	Except where otherwise expressly stated, any notice or document to be given to or by any person pursuant to these Articles shall be in writing or, to the extent permitted by the Companies Act and the Designated Stock Exchange Rules from time to time and subject to this Article, contained in an electronic communication. A notice calling a meeting of the Board need not be in writing.	Service of notices

	(b)	Except where otherwise expressly stated, any notice or document to be given to or by any person pursuant to these Articles may be served on or delivered to any Shareholder either personally or by sending it through the post in a prepaid envelope or wrapper addressed to such Shareholder at his registered address as appearing in the register or by leaving it at that address addressed to the Shareholder or by any other means authorised in writing by the Shareholder concerned or (other than share certificate) by publishing it by way of advertisement in the appropriate newspapers in accordance with the requirements of the Designated Stock Exchange. In case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders. Without limiting the generality of the foregoing but subject to the Companies Act and the Designated Stock Exchange Rules, a notice or document may be served or delivered by the Company to any Shareholder by electronic means to such address as may from time to time be authorised by the Shareholder concerned or by publishing it on a website and notifying the Shareholder concerned that it has been so published.

	(c)	Any such notice or document may be served or delivered by the Company by reference to the register as it stands at any time not more than fifteen (15) days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or document is served or delivered to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

	(d)	Any notice or document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid envelope or wrapper addressed to the Company or to such officer at the Head Office or Registered Office.

	(e)	The Board may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as they think fit for verifying the authenticity or integrity of any such electronic communication. Any notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the Board.

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167	(a)	Any Shareholder who fails (and, where a Share is held by joint holders, where the first joint holder named on the register fails) to supply his registered address or a correct registered address to the Company for service of notices and documents on him shall not (and where a Share is held by joint holders, none of the other joint holders whether or not they have supplied a registered address shall) be entitled to service of any notice or documents by the Company and any notice or document which is otherwise required to be served on him may, if the Board in its absolute discretion so elects (and subject to them re-electing otherwise from time to time), be served, in the case of notices, by displaying a copy of such notice conspicuously at the Registered Office and the Head Office or, if the Board sees fit, by advertisement in the appropriate newspapers in accordance with the requirements of the Designated Stock Exchange, and, in the case of documents, by posting up a notice conspicuously at the Registered Office and the Head Office addressed to such Shareholder which notice shall state the address at which he served in the manner so described which shall be sufficient service as regards Shareholders with no registered or incorrect addresses, provided that nothing in this paragraph (a) shall be construed as requiring the Company to serve any notice or document on any Shareholder with no or an incorrect registered address for the service of notice or document on him or on any Shareholder other than the first named on the register of members of the Company.

	(b)	If on three (3) consecutive occasions notices or other documents have been sent through the post to any Shareholder (or, in the case of joint holders of a share, the first holder named on the register) at his registered address but have been returned undelivered, such Shareholder (and, in the case of joint holders of a Share, all other joint holders of the share) shall not thereafter be entitled to receive or be served (save as the Board may elect otherwise pursuant to paragraph (a) of this Article) and shall be deemed to have waived the service of notices and other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address for the service of notices on him.

168	Any notice or other document, if sent by mail, postage prepaid, shall be deemed to have been served or delivered on the day following that on which the letter, envelope, or wrapper containing the same is put into the post. In proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed and put into the post as prepaid mail. Any notice or document not sent by post but left by the Company at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice or document, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company. Any notice or document served or delivered by the Company by any other means authorised in writing by the Shareholder concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose. Any notice or other document published by way of advertisement or on a website shall be deemed to have been served or delivered on the day it was so published.		When notice deemed to be served

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169	A notice or document may be given by the Company to the person entitled to a Share in consequence of the death, mental disorder, bankruptcy or liquidation of a Shareholder by sending it through the post in a prepaid envelope or wrapper addressed to him by name, or by the title of representative of the deceased, the trustee of the bankrupt or the liquidator of the Shareholder, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice or document in any manner in which the same might have been given if the death, metal disorder, bankruptcy or winding up had not occurred.	Service of notice to persons entitled on death, mental disorder or bankruptcy

170	Any person who by operation of law, transfer or other means whatsoever shall become entitled to any Share shall be bound by every notice in respect of such share which prior to his name and address being entered on the register shall have been duly served to the person from whom he derives his title to such share.	Transferee to be bound by prior notices

171

Any notice or document delivered or sent by post to, or left at the registered address of any Shareholder in pursuance of these Articles, shall notwithstanding that such Shareholder be then deceased, bankrupt or wound up and whether or not the Company has notice of his death, bankruptcy or winding up, be deemed to have duly served in respect of any registered Shares whether held solely or jointly with other persons by such Shareholder until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such Shares.

Notice valid though shareholder deceased, bankrupt
172	The signature to any notice or document to be given by the Company may be written or printed.	How notice to be signed

Information

173	No Shareholder (not being a Director) shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company which in the opinion of the Board will be inexpedient in the interests of the Shareholders of the Company to communicate to the public.	Shareholders not entitled to information

Winding Up

174	Subject to the Companies Act, a resolution that the Company be wound up by the Court or be wound up voluntarily shall be passed by way of a Special Resolution. The Board shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.	Modes of winding up

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175	If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the Shareholders in proportion to the capital paid up on the Shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed, subject to the rights of any Shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the capital paid on the Shares held by them respectively. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.	Distribution of assets in winding up

176	If the Company shall be wound up (in whatever manner) the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide among the Shareholders in specie or kind the whole or any part of the assets of the Company whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders and the Shareholders within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any Shares or other assets upon which there is a liability.	Assets may be distributed in specie

Indemnity

177	The Directors, alternate Directors, Secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, wilful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, wilful default or fraud. The Company may take out and pay the premium and other moneys for the maintenance of insurance, bonds and other instruments for the benefit either of the Company or the Directors (and/or other officers) or any of them to indemnify the Company and/or Directors (and/or other officers) named therein for this purpose against any loss, damage, liability and claim which they may suffer or sustain in connection with any breach by the Directors (and/or other officers) or any of them of their duties to the Company.	Indemnity

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Untraceable Shareholders

178	The Company may exercise the power to cease sending cheques for Dividend entitlements or Dividend warrants by post if such cheques or warrants remain uncashed on two (2) consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.			Company ceases sending dividend warrants etc.
179	(a)	The Company shall have the power to sell, in such manner as the Board thinks fit, any Shares of a Shareholder who is untraceable, but no such sale shall be made unless:		Company may sell shares of untraceable shareholders

		(i)	during the period of twelve (12) years prior to the date of the advertisements referred to in sub-paragraph (ii) below (or, if published more than once, the first thereof) at least three (3) Dividends or other distributions in respect of the Shares in question have become payable or been made and no Dividend or other distribution in respect of the Shares during that period has been claimed;

		(ii)	the Company has caused an advertisement to be inserted in newspapers of its intention to sell such Shares and a period of three (3) months has elapsed since the date of such advertisement (or, if published more than once, the first thereof); and

		(iii)	the Company has not at any time during the said periods of twelve (12) years and three (3) months received any indication of the existence of the holder of such Shares or of a person entitled to such Shares by death, bankruptcy or operation of law.

	(b)	To give effect to any such sale the Board may authorise any person to transfer the said Shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such Shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such proceeds it shall become indebted to the former Shareholder for an amount equal to such net proceeds. Notwithstanding any entries made by the Company in any of its books or otherwise howsoever, no trusts shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Shareholder holding the Shares sold is dead, bankrupt, wound up or otherwise under any legal disability or incapacity.

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Destruction of Documents

180	The Company may destroy:		Destruction of documents

	(a)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

	(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date on which such mandate, variation, cancellation or notification was recorded by the Company;

	(c)	any instrument of transfer of Shares which has been registered at any time after the expiry of six (6) years from the date of registration;

	(d)	any other document, on the basis of which any entry in the Register is made, at any time after the expiry of six (6) years from the date on which an entry in the Register was first made in respect of it;

and it shall conclusively be presumed in favour of the Company that every Share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

(iii) references in this Article to the destruction of any document include reference to its disposal in any manner.

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